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                                                                   EXHIBIT FS-2


                            CONECTIV AND SUBSIDIARIES
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                                               Pro Forma
                                                                           Actual              Adjustments              Pro Forma
                                                                           ------              -----------              ---------
OPERATING REVENUES
    Electric                                                             $ 2,440,041           $        --              $ 2,440,041
    Gas                                                                      771,396                    --                  771,396
    Other services                                                           421,604                    --                  421,604
                                                                         -----------           -----------              -----------
                                                                           3,633,041                    --                3,633,041
                                                                         -----------           -----------              -----------
OPERATING EXPENSES
    Electric fuel and purchased energy                                       979,656                    --                  979,656
    Gas purchased                                                            716,052                    --                  716,052
    Other services' cost of sales                                            338,816                    --                  338,816
    Purchased electric capacity                                              216,149                    --                  216,149
    Employee separation and other merger-related costs                         1,358                    --                    1,358
    Operation and maintenance                                                587,652                    --                  587,652
    Depreciation                                                             266,732                    --                  266,732
    Taxes other than income taxes                                             82,907                    --                   82,907
                                                                         -----------           -----------              -----------
                                                                           3,189,322                    --                3,189,322
                                                                         -----------           -----------              -----------
OPERATING INCOME                                                             443,719                    --               443,719.00
                                                                         -----------           -----------              -----------
OTHER INCOME
    Allowance for equity funds used
      during construction                                                      2,627                    --                    2,627
    Other income                                                              60,543                    --                   60,543
                                                                         -----------           -----------              -----------
                                                                              63,170                    --                   63,170
                                                                         -----------           -----------              -----------
INTEREST EXPENSE
    Interest charges                                                         169,147                43,800(2)               212,947
    Allowance for borrowed funds used during
      construction and capitalized interest                                   (5,648)                   --                   (5,648)
                                                                         -----------           -----------              -----------
                                                                             163,499                43,800                  207,299
                                                                         -----------           -----------              -----------
PREFERRED STOCK DIVIDEND
    REQUIREMENTS OF SUBSIDIARIES                                              16,805                    --                   16,805
                                                                         -----------           -----------              -----------
INCOME BEFORE INCOME TAXES                                                   326,585               (43,800)                 282,785
INCOME TAXES                                                                 128,696               (17,520)(3)              111,176
                                                                         -----------           -----------              -----------
NET INCOME                                                               $   197,889           $   (26,280)             $   171,609
                                                                         ===========           ===========              ===========
EARNINGS APPLICABLE TO COMMON STOCK
      Common stock                                                       $   185,542           $   (26,280)             $   159,262
      Class A common stock                                                    12,347                    --                   12,347
                                                                         -----------           -----------              -----------
                                                                         $   197,889           $   (26,280)             $   171,609
                                                                         ===========           ===========              ===========
COMMON STOCK
    Average shares outstanding (000)
      Common stock                                                           100,064                                        100,064
      Class A common stock                                                     6,522                                          6,522
    Earnings per average share--basic and diluted
      Common stock                                                       $      1.85                                    $      1.59
      Class A common stock                                               $      1.89                                    $      1.89
    Dividends declared per share
      Common stock                                                       $     1.375                                    $     1.375
      Class A common stock                                               $      3.20                                    $      3.20

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PRO FORMA NOTES

                                                                                                  ($000's)
                                                                                                  --------
(1)   Represents the issuance of short-term debt in the amount necessary to bring Conectiv up to the $1.3 billion limit being requested (total
      Conectiv consolidated short-term debt is increased to $1.33 billion since the Atlantic City Electric Company has $30 million of short-term debt that is not included under the financing order dated February 26, 1998 (HCAR
      No. 26833)

(2)   Represents the yearly interest expense on the additional short-term debt at 6%.             $729,992
                                                                                                         6%
                                                                                                  --------
                                                                                                  $ 43,800
                                                                                                  ========

(3)   Represents the tax effect of the additional interest expense.                               $ 43,800
                                                                                                        40%
                                                                                                  --------
                                                                                                  $ 17,520
                                                                                                  ========